Exhibit 10.2
Separation Agreement and Release
    This Separation Agreement and Release (“Agreement”) is made by and between Metin Kurtoglu (“Executive”) and Cartesian Therapeutics, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”). Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Employment Agreement (as defined below).
    WHEREAS, the Parties have previously entered into that certain Employment Agreement, dated as of March 28, 2024, (the “Employment Agreement”), and the Executive and Cartesian Therapeutics, Inc. (now known as Cartesian Bio, LLC, a subsidiary of the Company) have previously entered into those certain Confidentiality, Invention and Non-Disclosure, and Non-Competition and Non-Solicitation Agreements, each dated as of October 27, 2016 (the “RCAs”); and
    WHEREAS, in connection with Executive’s termination of employment with the Company or a subsidiary or affiliate of the Company effective May 1, 2025 (the “Separation Date”), the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company or its subsidiaries or affiliates but, for the avoidance of doubt, nothing herein will be deemed to release any rights or remedies in connection with Executive’s ownership of vested shares of the Company, vested benefits or Executive’s right to defense or indemnification by the Company or any of its affiliates pursuant to contract or applicable law (collectively, the “Retained Claims”). The Company agrees not to contest Executive’s application for unemployment benefits; provided that nothing herein shall prohibit the Company from responding truthfully to requests for information from, or require the Company to make any false or misleading statements to, any governmental authority, and
    WHEREAS, the Company may still desire to procure the advisory services of Executive at a future date.
    NOW, THEREFORE, in consideration of the severance payments and benefits described in Section 4 of the Employment Agreement, which, pursuant to the Employment Agreement, are conditioned on Executive’s execution and non-revocation of this Agreement, and in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:
    1.    Severance Payments; Equity Vesting; Salary and Benefits.
(a)    The Company agrees to provide Executive with the severance payments and benefits described in Section 4(b) of the Employment Agreement (collectively, the “Severance Benefits”), payable at the times set forth in, and subject to the terms and conditions of, the Employment Agreement, and subject to Executive’s continuing compliance with the RCAs and the Consulting Agreement (as defined below).
(b)    To the extent not already vested, the equity awards granted to Executive on January 2, 2024, under any Company equity compensation plans shall immediately vest in full as of the Effective Date (as defined below). All other terms of the equity awards held by Executive will remain the same.
(c)    To the extent not already paid, and subject to the terms and conditions of the Employment Agreement, the Company shall pay or provide to Executive all other payments or benefits described in Section 3(c) of the Employment Agreement, subject to and in accordance with the terms thereof.
2.     Consulting Agreement. Executive agrees to provide consulting services to the Company during the period beginning May 1, 2025 and ending April 30, 2026, and shall execute and abide by the terms and conditions of the consulting agreement, attached hereto as Exhibit A (the “Consulting Agreement”).
    3.    Release of Claims. Executive agrees that, other than with respect to the Retained Claims, the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company, any of its direct or indirect subsidiaries and affiliates, and any of their current and former officers, directors, equity holders, managers, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of any of Executive’s affiliated companies or entities and any of their respective heirs, family members, executors, agents, and assigns, other than with respect to the Retained Claims, hereby and forever releases the Releasees from any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Agreement, including, without limitation:
        (a)    any and all claims relating to or arising from Executive’s employment or service relationship with the Company or any of its direct or indirect subsidiaries or affiliates and the termination of that relationship;
        (b)    any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of any shares of stock or other equity interests of the Company or any of its affiliates, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
        (c)    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
        (d)    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; and the Sarbanes-Oxley Act of 2002;
        (e)    any and all claims for violation of the federal or any state constitution;
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        (f)     any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
        (g)    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement;
        (h)    any and all claims arising out of the wage and hour and wage payments laws and regulations of the state or states in which Executive has provided service to the Company or any of its affiliates; and
        (i)    any and all claims for attorneys’ fees and costs.
Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to report possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation, Executive’s right to file a charge with or participate in a charge, investigation or proceeding by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that Executive’s release of claims herein bars Executive from recovering monetary or other individual relief from the Company or any Releasee in connection with any charge, investigation or proceeding, or any related complaint or lawsuit, filed by Executive or by anyone else on Executive’s behalf before the federal Equal Employment Opportunity Commission or a comparable state or local agency), claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA, claims to any benefit entitlements vested as the date of separation of Executive’s employment, pursuant to written terms of any employee benefit plan of the Company or its affiliates and Executive’s right under applicable law and any Retained Claims. This release further does not release claims for of this Agreement arising after the date Executive signs this Agreement.
    4.    Restrictive Covenants. Executive acknowledges and agrees that the restrictive covenants and other post-termination obligations set forth in the RCAs, including without limitation Executive’s obligations relating to confidentiality, non-use and non-disclosure of Proprietary Information (as defined in the RCAs), non-solicitation, cooperation, and return of property, are hereby incorporated by reference and shall remain in full force and effect pursuant to their terms to the maximum extent permitted by applicable law. Without limiting the foregoing, Executive acknowledges and agrees that the noncompetition period under the RCAs shall continue for a period of 18 months after the Separation Date, and that the non-competition provisions of the RCAs shall remain in full force and effect to the maximum extent permitted by applicable law during such period. Further, Executive agrees that the RCAs inure to the benefit of, and are enforceable by, the Company, and that references to the “Company” in the RCAs shall be deemed to include the Company and its subsidiaries. Executive represents and warrants that Executive has complied with all provisions of the RCAs at all times through the Effective Date. If Executive breaches any of Executive’s obligations under the RCAs or the Consulting Agreement, or any
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other obligations hereunder, then, without limitation of any rights of the Company, the Company’s obligation to provide any further Severance Benefits shall terminate.
5.    Acknowledgment of Waiver of Claims under ADEA. Executive understands and acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive executes this Agreement. Executive understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further understands and acknowledges that Executive is hereby advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has 21 days within which to consider this Agreement; (c) Executive has 7 days following Executive’s execution of this Agreement to revoke this Agreement pursuant to written notice to the General Counsel of the Company; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.
    6.    Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
    7.    No Oral Modification. This Agreement may only be amended in a writing signed by Executive and a duly authorized officer of the Company.
    8.    Governing Law. This Agreement shall be subject to the provisions of Sections 9(a) and 9(c) of the Employment Agreement.
    9.    Effective Date. Executive has seven (7) days after Executive signs this Agreement to revoke it, and this Agreement will become effective on the eighth (8th) day after Executive signed this Agreement (the “Effective Date”), so long as it has been signed by the Parties and has not been revoked by either Party before such date.
    10.    Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that: (a) Executive has read this Agreement; (b) Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement; (c) Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel; (d) Executive understands the terms and consequences of this Agreement and
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of the releases it contains; and (e) Executive is fully aware of the legal and binding effect of this Agreement.
    IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

EXECUTIVE
Dated: April 29, 2025	/s/ Metin Kurtoglu, M.D., Ph.D. Metin Kurtoglu, M.D., Ph.D.

CARTESIAN THERAPEUTICS, INC.
Dated:April 29, 2025	By:/s/ Carsten Brunn, Ph.D. Name: Carsten Brunn, Ph.D. Title: Chief Executive Officer

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Exhibit A
CARTESIAN THERAPEUTICS, INC.
CONSULTING AGREEMENT
(Metin Kurtoglu, M.D., Ph.D.)
This Consulting Agreement dated as of May 1, 2025 (this “Agreement”), is made by and between Cartesian Therapeutics, Inc., a Delaware corporation (the “Company”), and Metin Kurtoglu, M.D., Ph.D. (the “Consultant”).
WHEREAS, the Company desires to engage the Consultant to perform consulting services on behalf of the Company and the Consultant desires to perform such services on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth herein the parties hereby agree as follows:
1.     Consulting Services.
    (a)    The Company hereby retains the Consultant and the Consultant hereby agrees to perform such consulting and advisory services relating to the Field of Interest (as defined in Section 13(j)) as the Company may request and as set forth in Schedule A (the “Consulting Services”).
    (b)    The Consultant agrees to make himself available to render the Consulting Services, at such times and locations as may be mutually agreed, from time to time as requested by the Company. Except as provided in Schedule A, the Consultant may deliver the Consulting Services over the telephone, in person or by written correspondence.
    (c)     The Consultant agrees to devote his best efforts to performing the Consulting Services. The Consultant shall comply with all rules, procedures and standards promulgated from time to time by the Company with regard to the Consultant’s access to and use of the Company’s property, information, equipment and facilities.
2.     Compensation. Consultant’s compensation arrangements are provided in Schedule A. The Company will reimburse the Consultant for such reasonable business expenses as are incurred by the Consultant in the performance of Consulting Services for the Company and pre-approved in writing by the Company.
3.     Independent Contractor. In furnishing the Consulting Services, the Consultant understands that he will at all times be acting as an independent contractor of the Company and, as such, will not be an employee of the Company and will not by reason of this Agreement or by reason of his Consulting Services to the Company be entitled to participate in or to receive any benefit or right under any of the Company’s employee benefit or welfare plans. The Consultant also will be responsible for paying all withholding and other taxes required by law to be paid as and when the same become due and payable. Consultant shall not enter into any agreements or incur any obligations on behalf of the Company.
4.    Term. The Company may terminate this Agreement at any time for any reason, without cause and without prior notice.
5.      Exceptions to this Agreement.
    (a)    Certain Other Contracts. The Company acknowledges that the Consultant is now or may become a party to agreements with third parties relating to the disclosure of information, the ownership of inventions, restrictions against competition and/or similar matters, or may start or become affiliated with businesses that engage in activities in cellular therapy or therapeutic modes of treatment. The Consultant represents and agrees that the execution, delivery and performance of this Agreement does not and will not conflict with any other agreement, policy or rule applicable to the Consultant, nor will Consultant start or become affiliated with a business that competes in any therapeutic field or therapeutic treatment that the Company is advancing or chooses to advance. The Consultant will not (i) disclose to the Company any information that he is required to keep secret pursuant to an existing confidentiality agreement with a third party, (ii) use the funding, resources, facilities or inventions of any third party to perform the Consulting Services, or (iii) perform the Consulting Services in any manner that would give any third party rights to any intellectual property created in connection with such services. For lack of doubt, Consultant shall not use any Confidential Information (as defined below), including any gained from employment or any consulting relationship with the Company, in carrying out business activities for any other business with which Consultant may become affiliated.
    (b)    Prior Inventions. The Consultant has informed the Company, in writing at the time of execution of this Agreement, of any and all inventions which he claims as his own or otherwise intends to exclude from this Agreement because it was developed by him prior to his original employment by the Company, or, if Consultant has not so informed the Company, Consultant represents and warrants that there are no such inventions. The Consultant acknowledges that after execution of this Agreement he shall have no right to exclude any Company Inventions (as defined in Section 7) from this Agreement.
6.    Confidential Information. While providing the Consulting Services to the Company and thereafter, the Consultant shall not, directly or indirectly, use any Confidential Information other than pursuant to his provision of the Consulting Services by and for the benefit of the Company, or disclose to anyone outside of the Company any such Confidential Information during or after the term of this Agreement. The term “Confidential Information” as used throughout this Agreement shall mean all trade secrets, proprietary information and other data or information (and any tangible evidence, record or representation thereof), written or oral, whether prepared, conceived or developed by a consultant or employee of the Company (including the Consultant) or received by the Company from an outside source, which is in the possession of the Company (whether or not the property of the Company) and which is maintained in secrecy or confidence by the Company. Without limiting the generality of the foregoing, Confidential Information shall include:
        (a) any idea, improvement, invention, innovation, development, concept, technical data, design, formula, device, pattern, sequence, method, process, composition of matter, computer program or software, source code, object code, algorithm, model, diagram, flow chart, product specification or design, plan for a new or revised product, sample, compilation of information, or work in process, or parts thereof, and any and all revisions and improvements relating to any of the foregoing (in each case whether or not reduced to tangible form); and
        (b) the name of any customer, supplier, employee, prospective customer, sales agent, supplier or consultant, any sales plan, marketing material, plan or survey, business plan or opportunity, product or development plan or specification, business proposal, financial record, or business record or other record or information relating to the present or proposed business of the Company.
Notwithstanding the foregoing, the term Confidential Information shall not apply to information which the Company has voluntarily disclosed to the public without restriction or which has otherwise lawfully entered the public domain.
The Consultant acknowledges that the Company from time to time has in its possession information (including product and development plans and specifications) which represent information which is claimed by others to be proprietary and which the Company has agreed to keep confidential. The Consultant agrees that all such information shall be Confidential Information for purposes of this Agreement.
The Consultant understands and agrees that its obligations with respect to Confidential Information shall continue to apply after the termination of its relationship with the Company for any reason. Nothing in this Agreement limits, restricts or in any other way affects the Consultant’s communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to the governmental agency or entity. The Consultant understands that it cannot be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (b) in a complaint or other document filed under seal in a lawsuit or other proceeding.   Notwithstanding this immunity from liability, the Consultant understands that it may be held liable if it unlawfully accesses trade secrets by unauthorized means.

The Consultant agrees that all originals and all copies of materials containing, representing, evidencing, recording, or constituting any Confidential Information, however and whenever produced (whether by the Consultant or others), shall be the sole property of the Company.
7.    Inventions.
    (a)    Certain Inventions Made by Others. Subject to the Consultant’s obligations to third parties, during the term of this Agreement, the Consultant will use his best efforts (i) to disclose to the President of the Company, on a confidential basis, technology and product opportunities which come to the attention of the Consultant in the Field of Interest, and (ii) any invention, improvement, discovery, process, formula or method or other intellectual property relating to or useful in, the Field of Interest, whether or not patentable or copyrightable, and whether or not discovered or developed by Consultant.
    (b)    Inventions Made by the Consultant. The Consultant agrees that all Confidential Information and all other discoveries, inventions, ideas, concepts, trademarks, service marks, logos, processes, products, formulas, computer programs or software, source codes, object codes, algorithms, machines, apparatuses, items of manufacture or composition of matter, or any new uses therefor or improvements thereon, or any new designs or modifications or configurations of any kind, or works of authorship of any kind, including, without limitation, compilations and derivative works, whether or not patentable or copyrightable, conceived, developed, reduced to practice or otherwise made by the Consultant during the term of this Agreement, either alone or with others, and in any way related to or arising out of: (i) the Field of Interest; (ii) the Consulting Services; or (iii) Confidential Information of the Company, whether or not conceived, developed, reduced to practice or made on the Company’s premises (collectively, “Company Inventions”), and any and all services and products which embody, emulate or employ any such Company Invention or Confidential Information shall be the sole property of the Company and all copyrights, patents, patent rights, trademarks and reproduction rights to, and other proprietary rights in, each such Company Invention or Confidential Information, whether or not patentable or copyrightable, shall belong exclusively to the Company. The Consultant agrees that all such Company Inventions shall constitute works made for hire under the copyright laws of the United States and hereby assigns and, to the extent any such assignment cannot be made at the present time, agrees to assign, to the Company any and all copyrights, patents and other proprietary rights he may have in any such Company Invention, together with the right to file and/or own wholly without restrictions applications for United States and foreign patents, trademark registration and copyright registration and any patent, or trademark or copyright registration issuing thereon.
8.    Consultant’s Obligation to Keep Records. Consultant shall make and maintain adequate and current written records of all Company Inventions, and shall disclose all Company Inventions promptly, fully and in writing to the Company immediately upon development of the same and at any time upon request.

9.    Consultant’s Obligation to Cooperate. The Consultant will, at any time during or after the term of this Agreement, upon request of the Company, execute all documents and perform all lawful acts which the Company considers necessary or advisable to secure its rights hereunder and to carry out the intent of this Agreement. Without limiting the generality of the foregoing, the Consultant will assist the Company in any reasonable manner to obtain for its own benefit patents or copyrights in any and all countries with respect to all Company Inventions assigned pursuant to Section 7, and the Consultant will execute, when requested, patent and other applications and assignments thereof to the Company, or Persons (as defined in Section 13(j)) designated by it, and any other lawful documents deemed necessary by the Company to carry out the purposes of this Agreement, and the Consultant will further assist the Company in every way to enforce any patents and copyrights obtained, including testifying in any suit or proceeding involving any of said patents or copyrights or executing any documents deemed necessary by the Company, all without further consideration than provided for herein. It is understood that reasonable out-of-pocket expenses of the Consultant’s assistance incurred at the request of the Company under this Section will be reimbursed by the Company.
10.    Nonsolicitation. During the term of this Agreement and for a period of eighteen months after the termination of this Agreement, the Consultant shall not (i) solicit, encourage, or take any other action which is intended to induce any employee of, or consultant to, the Company (or any other Person who may have been employed by, or may have been a consultant to, the Company during the Term) to terminate his or her employment or relationship with the Company in order to become employed by or otherwise perform services for any other Person or (ii) solicit, endeavor to entice away from the Company or otherwise interfere with the relationship of the Company with any Person who is, or was within the then-most recent 12 month period, a client or customer of the Company.
11. Return of Property. Upon termination of the Consultant’s engagement with the Company, or at any other time upon request of the Company, the Consultant shall return promptly any and all Confidential Information, including customer or prospective customer lists, other customer or prospective customer information or related materials, computer programs, software, electronic data, specifications, drawings, blueprints, medical devices, samples, reproductions, sketches, notes, notebooks, memoranda, reports, records, proposals, business plans, or copies of them, other documents or materials, tools, equipment, or other property belonging to the Company or its customers which the Consultant may then possess or have under his control. The Consultant further agrees that upon termination of his engagement he shall not take with him any documents or data in any form or of any description containing or pertaining to Confidential Information or any Company Inventions.
12.    Miscellaneous.

    (a)     Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to such subject matter; provided, however, that the Confidentiality, Invention and Non-Disclosure, and Non-Competition and Non-Solicitation Agreements, each dated as of October 27, 2016, by and between the Consultant and Cartesian Therapeutics, Inc. (now known as Cartesian Bio, LLC, a subsidiary of the Company) (the “RCAs”) and the Separation Agreement and Release by and between the Consultant and the Company entered into on or around May 1, 2025 (the “Separation Agreement”) are not superseded. The Consultant affirms the Consultant’s ongoing obligations under the RCAs, which are in addition to (and not in lieu of or modified by) Consultant’s obligations under this Agreement.
    (b)    Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to and does not confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein and shall not be assignable by operation of law or otherwise.
    (c)    Amendments and Supplements. This Agreement may not be altered, changed or amended, except by an instrument in writing signed by the parties hereto.
    (d)    No Waiver. The terms and conditions of this Agreement may be waived only by a written instrument signed by the party waiving compliance. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.
    (e)    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Maryland, without regard to its principles of conflicts of laws.
    (f)    Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt, sent via a reputable overnight courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:
To the Company:
Cartesian Therapeutics, Inc.

7495 New Horizon Way
Frederick, MD 21703
Attention: General Counsel

To the Consultant:
Metin Kurtoglu, M.D., Ph.D.
[***]

    (g)     Remedies. The Consultant recognizes that money damages alone would not adequately compensate the Company in the event of breach by the Consultant of this Agreement, and the Consultant therefore agrees that, in addition to all other remedies available to the Company at law, in equity or otherwise, the Company shall be entitled to injunctive relief for the enforcement hereof. All rights and remedies hereunder are cumulative and are in addition to and not exclusive of any other rights and remedies available at law, in equity, by agreement or otherwise.
    (h)    Survival; Validity. Notwithstanding the termination of the Consultant’s relationship with the Company (whether pursuant to Section 4 or otherwise), the Consultant’s covenants and obligations set forth in Sections 6, 7, 9, 10 and 11 shall remain in effect and be fully enforceable in accordance with the provisions thereof. In the event that any provision of this Agreement shall be determined to be unenforceable by reason of its extension for too great a period of time or over too large a geographic area or over too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. If, after application of the preceding sentence, any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Except as otherwise provided in this Section 13(h), any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.
    (i)    Construction. A reference to a Section or a Schedule shall mean a Section in or Schedule to this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

    (j)    Certain Definitions.
“Field of Interest” shall mean RNA cell therapy and therapeutic applications.
“Person” shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.
    (k)    Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall constitute one and the same Agreement.
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    IN WITNESS WHEREOF, the parties have caused this Consulting Agreement to be executed as an agreement under seal as of the date first written above.
                            CARTESIAN THERAPEUTICS, INC.

                            By:/s/ Carsten Brunn, Ph.D._____________
                            Name:    Carsten Brunn, Ph.D.
                            Title: Chief Executive Officer

                            CONSULTANT:

                            /s/ Metin Kurtoglu, M.D., Ph.D.
                            Metin Kurtoglu, M.D., Ph.D.

Schedule A
1.    Description of Consulting Services.
The Consultant shall provide such consulting services as the Company reasonably requests in connection with the operation of the Company’s business. Without limiting the generality of the foregoing, the Consultant shall be required on an as-needed basis to:
    Provide general consulting services, upon request, related to:
o    Manufacturing Science and Technology;
o    Intellectual Property and related strategy;
o    Manufacturing Operations;
o    General scientific and technical issues and operations;
o    Regulatory strategy.

2.    Compensation.
    Consultant will receive no additional cash compensation for providing Consulting services. Consultant will provide the above-services in connection with the “Separation Agreement, and shall continue to provide the above-consulting services on an as-needed and requested basis for as long as Consultant continues to receive separation benefits under the Separation Agreement. The Consultant’s services under this Agreement shall constitute continued service under the Company options previously granted to Consultant, each of which continue to be governed by the terms and conditions of the applicable award agreement and equity plan.